Exhibit 99.1

Enumeral Appoints Robert L. Van Nostrand
to its Board of Directors

CAMBRIDGE, Mass.--December 4, 2014--Enumeral Biomedical Holdings, Inc. (OTCQB: ENUM), announced today it has appointed Robert L. Van Nostrand to its Board of Directors. Mr. Van Nostrand is a seasoned biotechnology executive with an extensive background in finance, operations and accounting in public biotechnology companies in all stages of development. For 21 years, he served in executive leadership positions at OSI Pharmaceuticals, including Chief Compliance Officer, Chief Financial Officer and Chief Accounting Officer. OSI Pharmaceuticals, prior to its acquisition by Astellas Pharma, was a public company that, along with its partner Genentech, developed and commercialized the oncology drug, Tarceva®.

“Bob’s broad experience as a senior biotech executive, in particular his key role in growing OSI from a small biotech company into a multi-billion biopharmaceutical company, adds tremendously to our board as we actively expand Enumeral’s pipeline through internal development and strategic collaborations,” said Arthur H. Tinkelenberg, Ph.D., President and Chief Executive Officer of Enumeral.

John J. Rydzewski, Executive Chairman of Enumeral, added, "Bob’s deep biopharmaceutical industry experience and successful track record of service as an independent director of public biotech companies will greatly benefit Enumeral in achieving our strategic and operational objectives on behalf of our shareholders."

“I look forward to contributing to the board of directors as Enumeral grows into a sustainable, public biotechnology company by advancing a pipeline of best-in-class immunotherapy drug candidates,” said Mr. Van Nostrand.

Most recently, Mr. Van Nostrand held senior executive positions with AGI Dermatics and Aureon BioSciences. Previously, during his tenure with OSI Pharmaceuticals, he had financial responsibility for all of its significant operations and was instrumental in development of strategy, budgeting and forecasting, negotiation and closing of several major corporate collaborations, and SEC reporting. During his tenure, Mr. Van Nostrand led the OSI financial team in raising over $1.4 billion in equity and debt during a time of high growth as OSI transitioned from an early-stage biotechnology company to a multi-billion dollar, commercial-stage organization. Prior to joining OSI, he was a manager at Touche Ross & Co (currently Deloitte). Mr. Van Nostrand currently serves on the boards of several other publicly traded biotechnology companies, including Metabolix, where he is chairman, Achillion Pharmaceuticals and Intra-Cellular Therapies. Mr. Van Nostrand also serves as the chairman of the audit committee for each of these companies. In addition, Mr. Van Nostrand serves on the board of directors of the Biomedical Research Alliance of New York. He is the former Chairman, and currently serves on the board, of NYBio (formerly the New York Biotechnology Association) and also serves on the Foundation Board of Farmingdale University. Mr. Van Nostrand received a B.S. in accounting from Long Island University and studied management at The Wharton School. He is a Certified Public Accountant.

About Enumeral

Enumeral is discovering and developing novel antibody immunotherapies that help the immune system attack diseased cells. We believe we have a unique ability to extensively interrogate the human immune microenvironment for candidate selection and validation. We believe our unique capabilities enable us to measure drug effects in a patient-specific manner, providing the basis for developing best-in-class product candidates, based on a fundamental understanding of how immunotherapies work in each patient. We are building a pipeline of immunomodulators for the treatment of cancer and inflammatory diseases and leveraging the breadth of our technology through strategic collaborations.

Forward Looking Statements Disclosure

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements reflect current beliefs of Enumeral Biomedical Holdings, Inc. (“Enumeral”) with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, and although Enumeral believes that the expectations reflected in these forward-looking statements are based on reasonable assumptions, actual results may differ from the assumptions underlying the statements that have been made regarding anticipated events. More detailed information about Enumeral and risk factors that may affect the realization of forward-looking statements, including forward-looking statements in this press release, is set forth in Enumeral’s filings with the Securities and Exchange Commission. Enumeral urges investors and security holders to read those documents free of charge at the Commission’s website at http://www.sec.gov. Forward-looking statements speak only as to the date they are made, and except for any obligation under the U.S. federal securities laws, Enumeral undertakes no obligation to publicly update any forward-looking statement as a result of new information, future events or otherwise.

Contacts

MacDougall Biomedical Communications
Charles Liles or Heather Savelle, +1 781-235-3060
cliles@macbiocom.com or hsavelle@macbiocom.com